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                                                                    Exhibit (21)


                            LIST OF SUBSIDIARIES OF
                           THE HARTFORD STEAM BOILER
                        INSPECTION AND INSURANCE COMPANY


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
                                                                             STATE/JURISDICTION
                                                                             OF INCORPORATION/
NAME OF COMPANY                                                              FORMATION
- ---------------                                                              ------------------
The Allen Insurance Company, Ltd.                                            Bermuda
ATOS
  (30% owned by Radian Corporation and
  70% owned by French interests)                                             France
The Boiler Inspection and Insurance
  Company of Canada                                                          Canada
Corporacion Radian, S.A. de C.V.                                             Mexico
Engineering Insurance Company Limited
  (wholly-owned by Engineering
  Insurance Group)                                                           England
Engineering Insurance Group
  (50% owned partnership with
  General Re Corp.)                                                          Connecticut
Environment, Transport & Planning, S.L.
  (28% owned by Radian Corporation and
  72% owned by Environment, Planning &
  Transport, S.L.)                                                           Spain
The Hartford Steam Boiler Inspection
  and Insurance Company of Connecticut                                       Connecticut
The Hartford Steam Boiler Inspection
  and Insurance Company of Texas                                             Texas
Hartford Steam Boiler Inspection
  Technologies                                                               California
Hartford Steam Boiler International GmbH                                     Lingen, Germany
Hartford Steam Boiler (Singapore) PTE Ltd.                                   Singapore
HSB Associates, Inc.                                                         New York
HSB Club, Inc.                                                               Connecticut
HSB Investment Corporation                                                   Connecticut
HSB Professional Loss Control, Inc.                                          Tennessee
HSB Reliability Technologies Corporation                                     Florida
Hemisphere Consulting Corp.
  (wholly-owned by HSB Reliability
  Technologies Corporation)                                                  Florida
LWA-Urban Transportation & Utilities, Inc.
  (wholly-owned by Radian Corporation)                                       Georgia
One State Street Intermediaries
  (wholly-owned by HSB Associates, Inc.)                                     Connecticut
The Polytechnic Club, Inc.                                                   Connecticut
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
                                                                             STATE/JURISDICTION
                                                                             OF INCORPORATION/
NAME OF COMPANY                                                              FORMATION
- ---------------                                                              ---------
Radecca, Inc.
  (50% owned by Radian Corporation)                                          Texas
Radian Australia Pty. Ltd.
  (wholly-owned by Radian Corporation)                                       Australia
Radian Canada, Inc.
  (wholly-owned by Radian Corporation)                                       Canada
Radian Ceramic Developments Corporation
  (wholly-owned by Radian Corporation)                                       Texas
Radian Corporation                                                           Texas
Radian Engineering, Inc.
  (wholly-owned by Radian Corporation)                                       New York
Radian GmbH
  (wholly-owned by Radian Corporation)                                       Germany
Radian (HK) Limited
  (wholly-owned by Radian Corporation)                                       Hong Kong
Radian Limited
  (wholly-owned by Radian Corporation)                                       England
Radian Systems Corp.
  (wholly-owned by Radian Corporation)                                       Texas
Ra-Hart Investment Company                                                   Texas
Tesam Hartley, S.A.
  (25% owned by Radian Corporation,
  37.5% owned by Hartley y Cia Ltda.
  and 37.5% owned by Inversiones
  Winkel, S.A.)                                                              Chile
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